                                                                    EXHIBIT 23.2




We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-58579 of Superior National Insurance Group, Inc. of our report, dated June 19, 1998 (August 24, 1998 as to Note 16), on our audit of the combined financial statements of the Insurance Operations of Business Insurance Group, Inc. and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
October 20, 1998